                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             PITT-DES MOINES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[Pitt-Des Moines, Inc. Logo]



Dear Shareholder,

   You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Thursday, May 3, 2001, at 2:00 p.m. Central Time, at 1450 Lake Robbins Drive, Suite 400, The Woodlands, Texas.

   Information about the meeting and the various matters on which the Shareholders will act is included in the Notice of Annual Meeting and the Proxy Statement which follow. Also included is a Proxy/Voting Instruction Card and postage paid return envelope.

   It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your Proxy Card in the enclosed envelope as promptly as possible.

                                               Sincerely,

                                               /s/ Wm. W. McKee
                                               Wm. W. McKee
                                     President and Chief Executive Officer

March 30, 2001

                             PITT-DES MOINES, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 3, 2001

   The Annual Meeting of Shareholders of Pitt-Des Moines, Inc. (the "Company") will be held on Thursday, May 3, 2001, at 2:00 p.m., Central Time, at Pitt-Des Moines, Inc., 1450 Lake Robbins Drive, Suite 400, The Woodlands, Texas, for the following purposes.

1. To elect four directors for a three-year term expiring in 2004; and

2. To ratify the appointment of independent auditors to examine the consolidated financial statements of the Company for the year ending December 31, 2001.

   Shareholders will also be asked to consider such other business as may properly come before the meeting. Holders of record of the Company's Common Stock at the close of business on March 12, 2001 are entitled to notice of and to vote at the Annual Meeting. A list of Shareholders entitled to vote at the Annual Meeting will be available for inspection at the meeting.

   ALL SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT IN PERSON, ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                               Travis L. Stricker
                                               Assistant Secretary

March 30, 2001
The Woodlands, Texas

                             PITT-DES MOINES, INC.

                                 ------------
                                PROXY STATEMENT
                                March 30, 2001

                                 ------------


   This proxy statement is being furnished to the Shareholders of Pitt-Des Moines, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 3, 2001 and any adjournment thereof (the "Annual Meeting"). The address of the principal executive offices of the Company is 1450 Lake Robbins Drive, Suite 400, The Woodlands, Texas 77380. This proxy statement and enclosed proxy are first being mailed to Shareholders on or about March 30, 2001.

   Only holders of the Company's common stock, no par value (the "Common Stock"), of record at the close of business on March 12, 2001 are entitled to notice of and to vote at the Annual Meeting. As of that date, the Company had outstanding 7,597,908 shares of Common Stock. Each share of Common Stock outstanding on March 12, 2001 is entitled to one vote on all matters properly coming before the Annual Meeting.

   Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the four director nominees listed below and FOR the proposal to ratify the appointment of Ernst & Young LLP as auditors for the year ending December 31, 2001. As to any other business which may properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment, although the Company does not presently know of any such other business.

                             ELECTION OF DIRECTORS

                                  Proposal 1

   The Amended and Restated Articles of Incorporation of the Company currently provide that all powers vested by law in the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a Board of Directors of at least six and not more than fifteen directors, the exact number to be set from time to time by resolution of the Board of Directors. The Board of Directors has set the number of directors at eleven. The Board of Directors is classified in respect of the time during which directors shall severally hold office by dividing the number of directors into three classes which shall be nearly equal in number as possible.

   Four directors are to be elected at the Annual Meeting for a three-year term and until their successors are elected and shall have qualified. Each Shareholder is entitled to one vote for each share of Common Stock held of record on March 12, 2001, and each share may be voted for each of four director positions to be filled. The four nominees receiving the highest number of votes cast will be elected. If any nominee becomes unavailable to serve as a director, an event which the Company has no reason to anticipate, the votes of the proxies will be cast for such other person or persons, if any, as may be nominated by the Board of Directors.

   Unless authority is withheld, all proxies executed and returned will be voted IN FAVOR of the following four director nominees.

Biographies

   The following biographical information has been furnished by the respective nominees and continuing directors.

Nominees to be Elected for Director Whose Terms Expire in 2004:

W. L. FRIEND, age 65.

Director since 1999; member of the Compensation and Employee Benefits
Committees.

   Currently Consultant to Bechtel Group, Inc. and Consultant to Bechtel National; Chairman of the University of California President's Council on the National Laboratories; Chairman of the Institute of the Americas; formerly President of Bechtel National from 1986 to 1992; Executive Vice President of Bechtel Group, Inc. from 1992 to 1996; and Director, Principal of Bechtel Companies from 1983 to 1998.

W. R. JACKSON, JR., age 68.

Director since 1982; member of the Nominating Committee.

   Consultant and private investor; formerly President and Treasurer of the Company from 1983 to 1987.

A. J. PADDOCK, age 92.

Director since 1971; Chairman of the Nominating Committee; member of the Executive and Audit Committees.

   Consultant and private investor; formerly Deputy Vice Chairman of the Board and Executive Vice President and Chief Operating Officer of Pennsylvania Engineering Corporation and Birdsboro Corporation from 1978 to 1988; formerly Chairman of the Board, President and Chief Executive Officer of Blount, Inc. since 1969; and formerly Administrative Vice President of U.S. Steel Corporation since 1960.

P. J. TOWNSEND, age 65.

Director since 1983; member of the Audit Committee.

   Private investor and active in civic and community affairs; formerly Assistant Secretary of the Company from 1987 to 1988.

Directors Whose Terms Expire in 2003:

J. C. BATES, age 80.

Director since 1985; Chairman of the Compensation Committee.

   Retired Vice President of Allegheny International, Inc.; formerly held various management positions with Alcoa including Executive Vice President, International Division and Executive Vice President, Alcoa Allied Products Group.

P. O. ELBERT, age 70.

Director since 1988; member of the Executive and Employee Benefits Committees.

   Chairman of the Board of the Company since 1990; formerly President of the Company since 1988 and President, PDM Structural Group since 1987. Mr. Elbert joined the Company in 1987. Prior to 1987, Mr. Elbert was Vice Chairman of Chicago Steel Corporation since 1986; formerly a partner of Elbert and McKee Company since 1984; formerly President and Chief Executive Officer of Flint Steel Corporation since 1979; and formerly Group Vice President of Inryco, Inc., a subsidiary of Inland Steel Company, since 1969.

WM. W. MCKEE, age 62.

Director since 1988; member of the Executive Committee.

   President and Chief Executive Officer of the Company since 1990; formerly President, PDM Plate Group since May 1987 and formerly Executive Vice President of PDM Structural Group since April 1987. Mr. McKee joined the Company in 1987. Prior to 1987, Mr. McKee was Secretary of Chicago Steel Corporation since 1986; formerly a partner of Elbert and McKee Company since 1984; formerly a consultant with McKee and Associates since 1983; formerly President of Hogan Manufacturing since 1980; and formerly President of Herrick Corporation since 1973.

J. W. ROBINSON, age 67.

Director since 1995; member of the Employee Benefits and Nominating
Committees.

   Currently Chairman of the Board of SMP Steel Corporation and Tar Heel Lift Trucks. Also, President and Chief Executive Officer of SMP Steel Corporation since 1993. Mr. Robinson is also a director of Russel Metals Inc.

Directors Whose Terms Expire in 2002:

V. G. BEGHINI, age 66.

Director since 1997; member of the Audit and Compensation Committees.

   Retired Vice Chairman-Marathon Group of USX Corporation and President of Marathon Oil Company. Mr. Beghini is a member of the Board of Directors of Baker Hughes, Inc. and the American Petroleum Institute as well as past Chairman of the Natural Gas Supply Association and a member of the Board of Directors of Spindletop International.

R. W. DEAN, age 58.

Director since 1993; member of the Compensation and Nominating Committees.

   Retired in 1991 as President and Chief Operating Officer of Fluor Daniel International, Ltd.; formerly held various management positions with Fluor Daniel International, Ltd. since 1988 and with Daniel Construction Company since 1967.

W. R. JACKSON, age 92.

Director since 1940; Chairman of the Executive, Audit and Employee Benefits Committees; member of the Compensation Committee.

   Chairman Emeritus of the Company since 1988; and formerly Chairman of the Board from 1971 to 1988. Mr. Jackson has been with the Company since 1936 and is the father of Mr. Jackson, Jr. and Mrs. Townsend.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

   The Board met ten times during 2000. The Board has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Employee Benefits Committee and the Nominating Committee.

   The Executive Committee generally supervises the management of the affairs of the Company when the Board is not in session; it met four times during 2000. The Executive Committee consists of W. R. Jackson (Chairman), P. O. Elbert, Wm. W. McKee and A. J. Paddock.

   The Audit Committee is responsible for recommending the independent auditors, determining the scope of services provided by the independent auditors, receiving and reviewing the independent auditors' report, supervising the implementation of the Company's Statement of Business Conduct and Ethical Standards and making appropriate recommendations to the Board of Directors; it met three times in 2000. The Audit Committee consists of W. R. Jackson (Chairman), A. J. Paddock, P. J. Townsend, and V. G. Beghini.

   The Compensation Committee is responsible for establishing key employee salaries, bonuses and other compensation plans; it met seven times in 2000. The Compensation Committee consists of J. C. Bates (Chairman), W. R. Jackson,
R. W. Dean, V. G. Beghini, and W. L. Friend.

   The Employee Benefits Committee is responsible for the administration of employee welfare and benefits programs; it met one time in 2000. The Employee Benefits Committee consists of W. R. Jackson (Chairman), P. O. Elbert, J. W. Robinson, and W. L. Friend.

   The Nominating Committee considers and recommends prospective nominees for election to the Board of Directors; it did not meet in 2000. The Nominating Committee consists of A. J. Paddock (Chairman), W. R. Jackson, Jr., R. W. Dean, and J. W. Robinson.

   Eight of the eleven present directors are not salaried employees of the Company. These directors are entitled to the following payments: Board member annual retainer, $21,000 paid in quarterly installments plus 100 shares of Common Stock; attendance fee per Board meeting, $1,000; Executive Committee member annual retainer, $3,000 paid in quarterly installments; attendance fee per meeting for Executive Committee, $800; fees for Chairmen of Compensation and Nominating Committees, $1,000 paid in quarterly installments; attendance fee per meeting for Audit, Compensation, Employee Benefits and Nominating Committees, $800; and reimbursement for travel and other related expenses to attend Board and Committee meetings.

   Shareholders may recommend nominees to the Board of Directors. Procedures governing the nomination of directors are set forth in the Company's Bylaws. In general, the Bylaws provide that such nominations must be made in writing and must be received by the Chairman of the Board of the Company not later than (i) with respect to an election of directors to be held at an annual meeting, sixty days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election of directors to be held at a special meeting of Shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to Shareholders or public disclosure of the meeting is made. Such notification must contain certain information as provided in the Bylaws to the extent known to the notifying Shareholder including information regarding the proposed nominee and the notifying Shareholder, a description of all arrangements or understandings between the notifying Shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the notifying Shareholder and such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission. Nominations not made in accordance with the Bylaws may, in the discretion of the chairman of the meeting, be disregarded by him, and upon his instructions the judges of election must disregard all votes cast for each such nominee.

   In accordance with the Bylaws, Shareholder nominations for directors to be elected at this Annual Meeting were to have been received by the Company by March 5, 2001. As of such date, the Company received no such Shareholder nominations.

Retirement Plan for Non-Employee Directors

   Directors who have completed five years of service as a non-employee director and who do not have a vested right to benefit under any pension plan of the Company or a subsidiary of the Company are entitled to receive, upon the attainment of the age of 65 years, a percentage of the annual directorship retainer upon resignation or retirement from the Board. After five years of service, the entitlement is 50% and will increase 10% for each completed year of service up to, and including, 10 years of service, at which time the entitlement becomes a maximum of 100%. The retirement benefit will be paid for the remaining life of the director. Upon the death of the director, payments will be paid to the surviving spouse at 50% of the entitlement, for the remaining life of the surviving spouse.

Directors Stock Plan

   Under this plan, non-employee directors ("Participants") are required to receive shares of Common Stock, in lieu of cash, for a portion of the annual retainer fee unless the Participant is eligible and elects to receive cash compensation. To be eligible to receive cash compensation, the fair market value of the Participant's holdings of Common Stock must exceed three times the director's annual retainer fee. Also under this plan, Participants may elect to receive additional Common Stock in lieu of any portion of the annual retainer fee. Since inception of this plan, as of February 28, 2001, five of the eight Participants have received stock, as required, in lieu of cash and two Participants have elected to receive stock in lieu of all of their annual retainer fees.

Compensation Committee Report on Executive Compensation

   The Company's executive compensation plans and programs are administered by the Compensation Committee (the "Committee") of the Board of Directors. These plans and programs are designed to attract, motivate and retain personnel with a combination of salary and incentives linked to individual performance, the Company's financial performance and enhanced Shareholder value. The Company's current executive compensation program has four components: 1) base salary; 2) potential for an annual bonus under the Company's Management Incentive Plan ("MIP"); 3) stock-based incentives pursuant to the Company's Stock Option Plan of 1990 ("SOP") and 4) stock-based incentives pursuant to the Company's Long Term Incentive Stock Plan of 1997 (the "Long Term Incentive Plan "). The MIP, SOP, and the Long Term Incentive Plan all attempt to align executive officer and Shareholder interests.

   Under the terms of the MIP, a minimum rate of return (threshold) on Shareholders' equity must be achieved before bonuses can be awarded. Once this criteria is met, the total amount of bonus available for distribution to eligible executive officers, including the Company's Chief Executive Officer (the "CEO"), under the MIP is based on a percentage in excess of the minimum return on Shareholders' equity. Bonus awards are limited to a maximum percentage of an individual's base salary. The actual amount paid under the MIP to each eligible executive officer is determined by the Committee after consideration of the recommendations of the CEO and is based on a combination of Company performance and individual performance.

   Under the terms of the MIP, the Company's eligible executive officers were entitled to receive and were awarded bonuses for the years ended December 31, 1998, 1999 and 2000, as shown in the Summary Compensation Table.

   All of the "Named Executive Officers" (defined below) participate in the SOP. In 2000, no stock options were granted to any executive officer under the SOP. The Company's SOP expired on February 15, 2000, hence no further options may be granted under that plan. Options previously granted under that plan each have an independent ten-year life from date of grant and, where applicable to the Named Executive Officers, are reflected in the Summary Compensation Table.

   All of the "Named Executive Officers" (defined below) participate in the Long Term Incentive Plan. Under the Long Term Incentive Plan, the Committee may make grants of stock options or restricted stock which usually vest over a five year period. The options generally expire within ten years of the grant date. In 2000, no stock options or restricted shares were issued under the Long Term Incentive Plan.

   During the course of each year, the Committee meets with the CEO to review his recommendations on the changes, if any, in the base salary of each executive officer other than the CEO. Based on the Committee's judgment and knowledge of salary practices, national surveys and an individual's performance and contribution to the Company, the Committee modifies or approves the CEO's recommendations. In addition the Chairman and the CEO each establish performance goals concerning ethics, strategic planning, management succession, product development, cost containment, Company profitability and overall leadership. At least annually the Committee meets individually with the Chairman and the CEO in order to evaluate their base salary and performance in light of the above-described factors and goals. The Committee also meets at least annually, without the CEO, to evaluate his performance, using the same criteria to consider any changes in the CEO's base salary. In 2000, the Committee decided to increase the CEO's annual base salary by $30,000.

   All amounts paid or accrued during 2000 under the above described plans and programs are included in the tables that follow.

Compensation Committee

J. C. Bates     W. L. Friend
V. G. Beghini   W. R. Jackson
R. W. Dean

Performance Graph

   The following graph compares the cumulative total Shareholders' return on the Company's Common Stock from January 1, 1996 through December 31, 2000 with that of the American Stock Exchange Market Value Index and the Dow Jones Industrial Diversified Industry Group Index (a published industry index which includes the Company).

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         Among Pitt-Des Moines, Inc.,
 AMEX Market Value Index and DJ Industry Group--Industrial, Diversified Index



                             [Graph Appears Here]

                                       1995   1996   1997   1998   1999   2000
                                      ------ ------ ------ ------ ------ ------
Pitt-Des Moines, Inc................. 100.00 110.40 151.67 203.05 214.27 292.83

Dow Jones Industry................... 100.00 130.39 172.14 208.54 284.41 276.96
Industrial, Diversified Index

American Stock Exchange.............. 100.00 105.52 126.97 125.25 156.15 154.23
Market Value Index

--------
   The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1995 in each of Pitt-Des Moines, Inc., the American Stock Exchange Market Value Index and the Dow Jones Industry Group-- Industrial, Diversified Index.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

   The following table shows, for the years ended December 31, 1998, 1999 and 2000, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the CEO and to each of the executive officers of the Company whose annual compensation exceeds $100,000 ("Named Executive Officers") in all capacities in which they serve:

                          SUMMARY COMPENSATION TABLE

                                  Annual            Long-Term          All Other
                              Compensation(1)  Compensation Awards  Compensation(2)
                              --------------- --------------------- ---------------
                                                         Securities
                                              Restricted Underlying
Name and Principal            Salary   Bonus    Stock     Options
Position                 Year   ($)     ($)   Awards ($)    (#)           ($)
------------------       ---- ------- ------- ---------- ---------- ---------------
Wm. W. McKee............ 2000 420,000 421,400     --         --         47,100
President & Chief
 Executive               1999 391,671 400,000     --         --         57,455
Officer                  1998 380,000 380,000     --         --         57,730

P. O. Elbert............ 2000 294,500 235,200     --         --         25,798
Chairman of the Board    1999 277,875 226,800     --         --         30,266
                         1998 270,000 216,000     --         --         29,525

R. A. Byers............. 2000 255,588 252,800     --         --         19,817
Vice President Finance   1999 241,858 148,050     --         --         22,662
and Treasurer            1998 235,000 141,000     --         --         21,679

--------
(1) Amounts shown include cash compensation earned and accrued in the year indicated.

(2) Amounts shown in this column include Company contributions and other allocations to defined contribution plans and related excess benefit plans. Also shown in this column for years ended December 31, 2000 and 1999, respectively, are dividends paid to the holders of restricted stock as follows: Wm. W. McKee--$24,000, $34,000; P. O. Elbert--$9,600, $13,600;
    R. A. Byers--$5,760, $8,160.

Executive Agreements

   The Company has an agreement with Mr. McKee which provides for the following: 1) in the event the Company is sold, a lump-sum cash payment equal to the difference between the sales price per share of Common Stock (based upon 7,342,734 outstanding shares) and $10.00 per share, multiplied by 150,000; and 2) in the event of a change in control of the Company, a one-year employment agreement. If Mr. McKee's employment is terminated by the Company without "cause" or by him for "good reason" during this one-year period, or if at the end of the one-year period, employment would not continue for any reason, Mr. McKee also would be entitled to receive an amount equal to three times the total base salary and bonus paid to him for the last full fiscal year prior to the change. In addition, upon such termination, generally all unvested options will immediately vest and become exercisable.

   The Company has a separate agreement with Mr. Byers which provides for the following: 1) in the event the Company is sold, a lump-sum cash payment equal to the difference between the sales price per share of Common Stock (based upon 7,342,734 outstanding shares) and $10.00 per share, multiplied by 45,000; and 2) in the event of a change in control of the Company, a three-year employment agreement. If employment is terminated by the Company without "cause" or by such employee for "good reason" during this three-year period, Mr. Byers also would be entitled to receive an amount equal to three times the total base salary and bonus paid to him for the last full fiscal year prior to the change. In addition, upon such termination, generally all unvested options will immediately vest and become exercisable.

Option Grants Table and Option Exercises and Year-End Values Table

   The following table sets forth information with respect to the Named Executive Officers, concerning the grants and exercises of options during the year ended December 31, 2000:

                       OPTION GRANTS IN LAST FISCAL YEAR

   There were no stock options granted to the Named Executive Officers during the year ended December 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                 Number of Securities
                                                Underlying Unexercised   Value of Unexercised In--
                           Shares               Options at Fiscal Year-    the-Money Options At
                          Acquired     Value            End (#)          Fiscal Year-End ($)(1)(2)
                         on Exercise Realized  ------------------------- -------------------------
Name                         (#)        ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- --------- ----------- ------------- ----------- -------------
Wm. W. McKee............   136,500   1,971,188   78,000        80,000     1,547,850    1,205,600
P. O. Elbert............    40,000     600,000   22,500       115,000       473,625    1,981,300
R. A. Byers.............    40,200     590,444   21,000        23,200       442,050      349,624

--------
(1) Market value of underlying securities at year-end, minus the exercise or base price.
(2) The Company has loaned Mr. Elbert $940,000, Mr. McKee $2,820,000, and Mr. Byers $817,800, to facilitate the exercise of stock options. The Company has received promissory notes from each of Mr. Elbert, Mr. McKee and Mr. Byers that call for interest at a rate equal to the greater of the Company's cost of borrowings under its revolving credit facility or the prevailing Federal Short-Term rate as published by the Internal Revenue Service. The principal balance and accrued interest is due on the date of consummation of the sale of all or substantially all of the common stock of the Company.

Pension Plans

   The range of estimated annual retirement benefits payable to participants in the Company pension plan for salaried employees who retire at their normal retirement dates (the later of age 65 or the fifth anniversary of employment), based upon the amounts of remuneration and the years of credited service, is indicated in the table below. The estimated benefits are calculated on a straight-line basis but the actual pension benefits would be less if the employee elects payment in the form of a 50% joint and survivor annuity.

   This plan covers all salaried employees of the Company. Employees are eligible for plan participation following the completion of one year of service and attaining age 21. Participants are fully vested after completing five years of service. The maximum years of credited service under this plan is 45 years.

                               PENSION PLAN TABLE

                           Estimated Annual Pension Benefits
      Remuneration(1)     After Years of Credited Service(2)
      ---------------   ---------------------------------------
                          15      20      25      30      35
                        ------- ------- ------- ------- -------
         $125,000       $19,922 $26,563 $33,204 $39,845 $46,485
          150,000        24,048  32,064  40,080  48,096  56,112
          175,000        28,173  37,564  46,955  56,346  65,737
          200,000        32,298  43,064  53,830  64,596  75,362
          225,000        36,423  48,564  60,705  72,846  84,987
          250,000        40,548  54,064  67,580  81,096  94,612
          300,000        48,798  65,064  81,330  97,596 113,862
          400,000        65,298  87,064 108,830 130,596 152,362
          450,000        73,548  98,064 122,580 147,096 171,612
          500,000        81,798 109,064 136,330 163,596 190,862

--------
(1) The remuneration upon which pension benefits are based is the average annual base salary (excluding bonuses and other forms of additional compensation) paid during the five calendar years preceding retirement. In order to comply with the limitations prescribed by the Internal Revenue Code of 1986, as amended, supplemental benefits will be paid directly by the Company, when in excess of those permitted by the Code to be paid from federal income tax qualified pension plans.

(2) The benefits are not subject to any deduction for Social Security benefits.

   For the Named Executive Officers, the current remuneration covered by the plan and the projected years of service if they continue in the employ of the Company to their normal retirement date is as follows: Wm. W. McKee--$420,000, 16 years; P. O. Elbert--$294,500, 8 years; and R. A. Byers--$255,588, 33 years.

                          STOCKHOLDINGS OF MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Company by each director, nominee for director, Named Executive Officer and all directors, nominees for director and executive officers as a group, according to information available to the Company as of January 31, 2001 unless otherwise noted.

                                                              Percentage of
                               Amount and Nature of         Outstanding Shares
Name                          Beneficial Ownership(1)       Beneficially Owned
----                          -----------------------       ------------------
J. C. Bates                  6,100 Sole                             *

V. G. Beghini                4,860 Shared (15)                      *

R. A. Byers                 66,456 Sole (2)
                             2,615 Shared (3)
                         ---------
                            69,071 Total                            *

R. W. Dean                   4,609 Sole                             *

P. O. Elbert               102,760 Sole (2)
                             3,334 Shared (3, 4)
                         ---------
                           106,094 Total                           1.40

W. L. Friend                 1,589 Shared (16)                      *

W. R. Jackson              393,764 Sole (5)
                           245,546 Shared (3, 6-8)
                         ---------
                           639,310 Total                           8.41

W. R. Jackson, Jr.         267,404 Sole (9)
                           600,896 Shared (7, 10, 11)
                         ---------
                           868,300 Total                          11.43

Wm. W. McKee               278,400 Sole (2)
                             2,792 Shared (3)
                         ---------
                           281,192 Total                           3.70

A. J. Paddock                5,436 Sole
                           232,020 Shared (7, 11, 12)
                         ---------
                           237,456 Total                           3.13

J. W. Robinson               6,259 Sole                             *

P. J. Townsend             233,154 Sole
                           214,944 Shared (8, 11,13, 14)
                         ---------
                           448,098 Total                           5.90

Directors, Nominees and
 Executive Officers      1,364,342 Sole (2, 5 & 9)
as a Group (12 persons)  1,308,596 Shared (3-4, 6-8, 10-16)
                         ---------
                         2,672,938 Total                          35.18

--------
* Indicates beneficial ownership of less than one percent of the Company's Common Stock.

(1) Beneficial ownership is defined by the Securities and Exchange Commission to include the power (whether sole or shared, direct or indirect, through contract, arrangement, understanding or relationship) to vote, invest or dispose of, or to direct the voting, investment or disposition of shares of stock (including shares over which such person(s) has the right to acquire beneficial ownership within 60 days of January 31, 2001). Except as otherwise noted, the persons listed have both voting and investment power.

(2) Includes shares subject to vested options under the Company's Long Term Incentive Stock Plan of 1997 and Stock Option Plan of 1990 as follows: R.
    A. Byers, 31,656 shares; P. O. Elbert, 40,260 shares; Wm. W. McKee, 122,400 shares and current directors, nominees for director and executive officers as a group, 194,316 shares.

(3) Includes shares of Common Stock which may be deemed to be beneficially owned under the Company's Employee Stock Ownership Plan ("ESOP") held for the account of such person(s) as follows: R. A. Byers, 2,615 shares; P. O. Elbert, 2,734 shares; W. R. Jackson, 514 shares; Wm. W. McKee, 2,792 shares; and current directors, nominees for director and executive officers as a group, 8,655 shares. Each of the named individuals and each member of the group have shared voting power and no investment power with respect to the shares of Common Stock which are allocated under the ESOP. The ownership of each such individual and all current directors, nominees for director and executive officers as a group represents less than 1% of the outstanding shares of Common Stock.

(4) Includes 600 shares owned by the spouse of P. O. Elbert, as to which he disclaims beneficial ownership.

(5) Includes 30,600 shares held in a trust in which W. R. Jackson is trustee.

(6) Includes 26,326 shares held in three trusts in which W. R. Jackson is trustee.

(7) Includes 190,908 shares held in two trusts in which W. R. Jackson, W. R. Jackson, Jr. and A. J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.

(8) Includes 27,798 shares held in a trust in which W. R. Jackson and P. J. Townsend are co-trustees, as to which shares they disclaim beneficial ownership.

(9) Includes 51,872 shares held in a custodial account for which W. R. Jackson, Jr. is custodian for benefit of his child and 167,232 shares held in two trusts in which W. R. Jackson, Jr. is trustee.

(10) Includes 36,800 shares owned by the spouse of W. R. Jackson, Jr., 269,442 shares held in six trusts in which W. R. Jackson, Jr. and a bank are co-trustees and 63,246 shares held in a trust in which W. R. Jackson, Jr. is trustee. Of these 369,488 shares, W. R. Jackson, Jr. disclaims beneficial ownership of 306,242 shares.

(11) Includes 40,500 shares held in a trust in which W. R. Jackson, Jr., P. J. Townsend and A. J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.

(12) Includes 612 shares owned by the spouse of A. J. Paddock, as to which shares he disclaims beneficial ownership.

(13) Includes 49,270 shares owned by the spouse of P. J. Townsend, as to which shares she disclaims beneficial ownership and 63,242 shares held in a trust in which P. J. Townsend is trustee.

(14) Includes 34,134 shares held in a trust in which P. J. Townsend is co-trustee, as to which shares she disclaims beneficial ownership.

(15) Includes 4,860 shares owned by the spouse of V. G. Beghini, as to which shares he disclaims beneficial ownership.

(16) All such shares are jointly owned with the spouse of W. L. Friend.

                       PRINCIPAL HOLDERS OF COMMON STOCK

   The following table sets forth those persons who may be deemed to have beneficial ownership (as of January 31, 2001, unless noted otherwise) of more than 5% of the outstanding Common Stock of the Company according to information furnished by them to the Company.

                                                              Percentage of
Name and Address of Beneficial          Amount and Nature      Outstanding
Owner                                of Beneficial Ownership     Shares
------------------------------       ------------------------ -------------
W. R. Jackson, Jr. (1, 2)                 267,404 Sole
3400 Grand Avenue                         600,896 Shared
Pittsburgh, PA 15225                 ------------
                                          868,300 Total           11.43

W. R. Jackson (1, 2)                      393,764 Sole
3400 Grand Avenue                         245,546 Shared
Pittsburgh, PA 15225                 ------------
                                          639,310 Total            8.41

P. J. Townsend (1, 2)                     233,154 Sole
3400 Grand Avenue                         214,944 Shared
Pittsburgh, PA 15225                 ------------
                                          448,098 Total            5.90

Dimensional Fund Advisors, Inc. (3)       567,700 Total            7.47
1299 Ocean Avenue
Santa Monica, CA 90401

Franklin Resources, Inc. (4)              415,000 Total            5.46
777 Mariners Island Boulevard
San Mateo, CA 94404

--------
(1) With respect to these shares, see information for such person in the table and footnotes under "Stockholdings of Management."

(2) The aggregate number of shares of Company Common Stock held by members of the Jackson family (including the three individuals named above and others) and the charitable and private trusts of which Jackson family members are trustees sharing voting and/or investment power is 2,777,058 shares and constitutes 36.6% of the Company's outstanding Common Stock as of January 31, 2001. Such family members jointly filed a Schedule 13D with the Securities and Exchange Commission on August 30, 2000 reflecting their intention to act as a group with respect to such shares.

(3) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 567,700 shares of Common Stock of the Company as of December 31, 2000, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of such shares.

(4) The 415,000 shares of the Company's Common Stock are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"), a diversified financial services organization. Investment advisory agreements between the Adviser Subsidiaries and their respective advisory clients grant to the Adviser Subsidiaries all voting and investment power over the shares. Neither FRI nor the Adviser Subsidiaries have any interest in dividends or proceeds from the sale of the shares and they disclaim beneficial ownership of all the shares.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

   The Compensation Committee of the Board consists of J. C. Bates (Chairman),
W. R. Jackson, V. G. Beghini, R. W. Dean, and W. L. Friend.

   Mr. Jackson is a principal holder of the Company's Common Stock, and as Chairman Emeritus of the Company, he is also an Executive Officer. In addition, Mr. Jackson is a member of the Compensation Committee, in which capacity, he participates in compensation decisions affecting Executive Officers (except and to the extent of compensation decisions affecting himself).

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its internal system of controls and the independence and performance of its internal and independent auditors. We also recommend to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors. The Audit Committee is composed of four directors and operates under a formal, written charter approved by resolutions of the Board of Directors. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A. W.R. Jackson is not "independent" as defined by rules promulgated by the American Stock Exchange because Mr. Jackson is employed by the Company. All other members of the Audit Committee are "independent" as defined by rules promulgated by the American Stock Exchange.

   Management of the Company is responsible for the financial reporting process, including the system of internal controls, and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young LLP, the Company's independent auditors, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

   In this context, we held three meetings during fiscal year 2000. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors, and Ernst & Young, LLP. We discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls.

   We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2000 with management, the internal auditors and Ernst & Young, LLP.

   We also discussed with Ernst & Young LLP matters required to be discussed under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, concerning communication with audit committees.

   Ernst & Young LLP provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1, concerning independence discussions with audit committees. We discussed with Ernst & Young LLP their independence from the Company. In so doing, we considered whether the provision of non-audit services to the Company was compatible with maintaining their independence. We also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services.

   Fees billed to the Company by Ernst & Young LLP during fiscal year 2000 are set forth below:

Annual Audit                                                            Fee
                                                                      --------
2000 Annual Audit of the Financial Statements (including expenses of
 $25,000)............................................................ $272,900

Audit Related Services (included in other services)                     Fees
Audits of Employee Benefit Plans.....................................   35,750
Other attest engagements.............................................  122,411
                                                                      --------
  Total..............................................................  158,161
                                                                      --------

All Other Services                                                      Fees
Annual tax compliance................................................   23,031
                                                                      --------
  Total All Other Services (including audit related services fees)... $181,192
                                                                      --------

Financial Information Systems Design and Implementation..............   Fees
                                                                      --------
                                                                        None
                                                                      --------

   Based on our review and these meetings, discussions and reports, we recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K. We have also recommended the selection of the Company's independent auditors, and, based on our recommendation, the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

W.R. Jackson (Chairman)
A.J. Paddock
P.J. Townsend
V.G. Beghini

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                  Proposal 2

   The Board of Directors recommends that the Shareholders ratify the appointment of Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company for the year ending
December 31, 2001. This firm has served as independent auditors of the Company since 1956. A representative of Ernst & Young LLP will not be present at the Annual Meeting. The Company's consolidated financial statements for the year ended December 31, 2000 were examined by Ernst & Young LLP. In connection therewith, Ernst & Young LLP performed other audit-related functions, including review of the Annual Report of the Company and the financial statements filed with the Securities and Exchange Commission. The ratification of Ernst & Young LLP as independent auditors requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

   Proxies solicited hereby will be voted FOR the proposal unless a vote against this proposal or abstention is specifically indicated.

                                 OTHER MATTERS

   The directors of the Company are not aware of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto and in accordance with the best judgment of the persons acting as proxies.

                            ADDITIONAL INFORMATION

Solicitation Costs

   Costs of this solicitation of proxies will be paid by the Company. The directors, officers and other employees or agents of the Company may solicit proxies by mail, telephone, telegraph or personal interview and will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held by such persons or entities.

Revocation of Proxy

   Any Shareholder who executes and returns the enclosed proxy card may revoke the same at will at any time prior to the voting of the proxy, but revocation of the proxy will not be effective until written notice thereof has been given to the Secretary of the Company. The shares represented by all properly executed proxies received by the Secretary in the accompanying form prior to the Annual Meeting and not so revoked will be voted in accordance with their respective proxy.

Abstentions

   Under the Company's Amended and Restated Articles of Incorporation and Bylaws, and applicable state law, abstentions and broker non-votes have no effect on the approval of or election on any matter submitted to a vote of the Company's Shareholders, although shares with respect to abstentions and broker non-votes are counted for purposes of establishing a quorum for a meeting of Shareholders.

Annual Report

   The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 2000 is being mailed with this proxy statement which includes the Company's 2000 Annual Report to the Securities and Exchange Commission on Form 10-K, without exhibits. The Annual Report to Shareholders is not a part of the proxy solicitation material.

Shareholder Proposals

   Any proposal submitted by a Shareholder for action at the Company's 2002 Annual Meeting of Shareholders must be received by the Company at its principal executive office on or before December 1, 2001, in the form required by and subject to the other requirements of the Company's Bylaws and the applicable rules of the Securities and Exchange Commission.

                                  Appendix A

                            Audit Committee Charter
                                      of
                             Pitt-Des Moines, Inc.

   The following provisions were adopted and approved by resolutions of the Board of Directors of Pitt-Des Moines, Inc. setting forth the responsibilities of the Corporation's Audit Committee.

   The Audit Committee shall be comprised of not less than three independent Directors as determined by the Board (including any exceptions to such independence) in compliance with applicable laws and the requirements of the Securities and Exchange Commission and the stock exchange upon which securities of this Corporation are listed for trading.

   The Audit Committee's primary duties and responsibilities shall be:

    To monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding finance and accounting; and

    To monitor the independence and performance of the Corporation's independent auditors and internal auditing department.

   In carrying out such duties the Committee shall have the responsibility:

    To recommend to the Board the independent auditors to be selected, as well as their fee, to audit the annual financial statements of the Corporation and its subsidiaries;

    To meet with the independent auditors, at least three (3) times a year, and with financial management of the Corporation from time to time, to review the scope of the annual audit, and the procedures to be used, and at the conclusion thereof, to carefully consider any comments or recommendations made by the independent auditors;

    To review periodically with the independent auditors and the Corporation's internal auditors and with the Corporation's accounting personnel the adequacy, effectiveness, and efficiency of the accounting policies and procedures and to solicit the recommendations for the improvement and conformity of accounting policies and procedures which adhere to all codes of conduct, and to oversee that all key employees have annually certified that they are abiding by the Corporation's ethical standards and codes of conduct;

    To review with the internal auditing personnel from time to time their activities, emphasizing the independence of their authority and responsibility to report to the Audit Committee any questionable matter;

    To review with the independent auditors the quarterly and annual financial statements prior to distribution to determine if the disclosures and content of the financial statements are adequate and proper;

    To review the independence and performance of the independent auditors (who are accountable to the Committee, and the Board) annually, and to recommend the appointment of independent auditors and, when warranted, their discharge;

    On an annual basis, to obtain from the independent auditors a written communication delineating all their relationships and professional service as required by Independent Standards Board Standard No. 1, Independent Discussions with Audit Committees; and review with the independent auditors the nature and scope of any disclosed relationship or professional services and take, or recommended that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors;

    To prepare an annual report to shareholders in the Corporation's proxy as required by law; and

    To report to the Board on the adequacy of the accounting and financial human resources of the Corporation.

                                     PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             PITT-DES MOINES, INC.
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 3, 2001

  The undersigned appoints W. R. Jackson, P.O. Elbert and Wm. W. McKee, and each of them, Proxies of the undersigned to vote all shares of Common Stock of Pitt-Des Moines, Inc. which the signee would be entitled to vote at the Annual Meeting of Shareholders to be held at 1450 Lake Robbins Drive, Suite 400, The Woodlands, Texas, on May 3, 2001, and at all adjournments thereof, as fully as the signee could if personally present.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. IF NO CHOICE IS INDICATED FOR ITEMS 1, 2 OR 3 ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.
                     PLEASE SIGN AND DATE ON REVERSE SIDE.

Pitt-Des Moines, Inc., 1450 Lake Robbins Drive, Suite 400, The Woodlands, Texas
                                     77380

             (Continued and to be dated and signed on reverse side)
 ................................................................................
                             FOLD AND DETACH HERE

                                                                                                           Please mark
___________________________________________________________________________________________________________ your votes   [X]
                                                                                                             as this
                                        AUTHORITY
                                         WITHHELD
                            FOR all     (to vote                                                    FOR     AGAINST    ABSTAIN
1. Election of Directors    nominees  all nominees)      2. Proposal to ratify the appointment      [ ]       [ ]        [ ]
   for a three-year term      [ ]          [ ]              of Ernst & Young LLP as independent
   expiring in 2004.                                        auditors for the Company for the
                                                            year ending December 31, 2001.

                                                         3. Upon such other matters as may properly
                                                            come before the meeting or any adjournment
To withhold authority to vote for any
individual nominee, strike a line through
that nominee's name.

Nominees:  W. L. Friend        W. R. Jackson, Jr.
           A. J. Paddock       P. J. Townsend

                                                                               ---------
                                                                                       |
                                                                                       |

Signature(s) ____________________________________________________________    Dated _____________, 2001
Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, guardian or corporate official, title should be stated. If shares are held jointly, each holder should sign.
 ...................................................................................................................................
                                                       FOLD AND DETACH HERE

       PITT-DES MOINES, INC. ANNUAL MEETING OF SHAREHOLDERS, MAY 3, 2001

                         EMPLOYEE STOCK OWNERSHIP PLAN

To: Mellon Bank, N. A., Trustee* of the Plan:

Receipt of proxy solicitation material for above meeting is acknowledged. You are directed to vote the number of shares reflecting my interest in the Plan on March 12, 2001, the record date for the meeting, and to effect that vote by executing a proxy in the form solicited by the Board of Directors of Pitt-Des Moines, Inc., as indicated on the reverse side.

 THIS INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE PLEASE SIGN AND RETURN
                                    PROMPTLY

 The Trustee of the Plan will, at its sole discretion, vote shares for which an executed Instruction Card is not received by April 27, 2001. Consequently, a failure to return an Instruction Card is not equivalent to voting for or against any item nor is it equivalent to abstaining from voting on any item.

*Mellon Bank, N. A., Trustee, has appointed Mellon Investor Services as Agent to tally the votes.

             (Continued and to be dated and signed on reverse side)

 ................................................................................
                             FOLD AND DETACH HERE

                                                                                                           Please mark
___________________________________________________________________________________________________________ your votes   [X]
                                                                                                             as this
                                        AUTHORITY
                                         WITHHELD
                            FOR all     (to vote                                                    FOR     AGAINST    ABSTAIN
1. Election of Directors    nominees  all nominees)      2. Proposal to ratify the appointment      [ ]       [ ]        [ ]
   for a three-year term      [ ]          [ ]              of Ernst & Young LLP as independent
   expiring in 2004.                                        auditors for the Company for the
                                                            year ending December 31, 2001.

                                                         3. Upon such other matters as may properly
                                                            come before the meeting or any adjournment
To withhold authority to vote for any
individual nominee, strike a line through
that nominee's name.

Nominees:  W. L. Friend        W. R. Jackson, Jr.
           A. J. Paddock       P. J. Townsend

                                                                               ---------
                                                                                       |
                                                                                       |

Signature(s) ____________________________________________________________    Dated _____________, 2001
TRUSTEE AUTHORIZATION: I hereby authorize Mellon Bank, N. A. as Trustee* under the Pitt-Des Moines, Inc. Employee Stock Ownership
Plan, to vote the shares of Pitt-Des Moines, Inc. Common Stock held for my account under said Plan at the Annual Meeting, and any adjournment thereof, in accordance with the instructions given above.
*Mellon Bank, N. A. has appointed Mellon Investor Services as Agent to tally the votes.
 ...................................................................................................................................
                                                       FOLD AND DETACH HERE